Exhibit 99.1

Augmedix Announces Preliminary Fourth Quarter 2021 Financial Results

SAN FRANCISCO, Calif. - January 31, 2022 - Augmedix, Inc. (Nasdaq: AUGX), a leading provider of virtual medical documentation and live clinical support, today announced preliminary unaudited financial and operational results for the three months ended December 31, 2021.

“We are very pleased with how 2021 concluded, as we capped the year in a position of strength. The fourth quarter was marked by the delivery of solid revenue growth from strong bookings, higher retention and an increase in average revenue per clinician,” said Manny Krakaris, chief executive officer at Augmedix. “I am especially proud of our team for their efforts throughout the year to deliver superior service to our providers and extend our track record of achievement. We are well positioned and excited about 2022 and the large market opportunity in front of us.”

Preliminary Unaudited Financial and Operational Highlights

●	Preliminary Average Clinicians in Service (CIS) in the fourth quarter of 2021 rose 49% year-over-year versus 42% in the third quarter of 2021.
●	Preliminary Revenue growth in the fourth quarter of 2021 is expected to be approximately 43% to 44% year-over-year, an acceleration from the 33% year-over-year growth we delivered in the third quarter of 2021.

Preliminary Financial Information

The preliminary financial results and other information set forth in this press release related to the Company’s fourth quarter of 2021 are unaudited preliminary numbers, which are subject to change. These results and information have not been reviewed by an independent registered public accounting firm. As a result of the preliminary nature of the financial information set forth in this press release, changes to the financial results may need to be incorporated into the Company’s financial statements in the event of subsequent information obtained by the Company after the date of this press release. As a result, the Company’s final results and financial information for the fourth quarter to be reported in the Company’s Form 10-K for the year ended December 31, 2021, might vary in material respects from the preliminary financial information included in this press release.

Definition of Key Metrics

Clinicians in Service: We define a clinician in service as an individual doctor, nurse practitioner or other healthcare professional using our services. Clinicians in service is determined as the total clinicians in service as of the period end. We believe growth in the number of clinicians in service is an indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business.

About Augmedix

Augmedix, Inc. (Nasdaq: AUGX) provides automated medical documentation and data services to large healthcare systems and physician practices, supporting medical offices, clinics, hospitals, emergency departments, and telemedicine nationwide. The Company’s Ambient Automation Platform converts the natural conversation between physicians and patients into timely and comprehensive medical notes and performs a suite of related data services. These services relieve physicians of administrative burdens to enable more time for patient care. Augmedix’s proprietary platform uses automatic speech recognition, natural language processing and clinical datasets to capture the ambient visit conversation and generate a structured medical note. The structured medical note data is then used to deliver additional data services. Quality is assured by trained medical documentation specialists. To learn more about Augmedix, visit augmedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements relating to the Company’s preliminary financial results for the fourth quarter of 2021, and statements regarding the market opportunity for the Company. Forward-looking statements are based on management’s expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; the impact of current and future laws and regulations; the impact of the COVID-19 crisis on our business, results of operations and future growth prospects. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

Caroline Paul
Gilmartin Group
investors@augmedix.com

Media:

Kaila Grafeman
Augmedix
pr@augmedix.com